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                                                                 Exhibit (j)(2)

                               CONSENT OF COUNSEL





     We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of The Galaxy Funds -- New York Municipal Bond Fund and New York Municipal Money Market Fund.




                                                   /s/Willkie Farr & Gallagher
                                                   ---------------------------
                                                   Willkie Farr & Gallagher



December 3, 1999
New York, New York